OPPENHEIMER MASTER INFLATION PROTECTED SECURITIES FUND, LLC

(the “Company”)

BY-LAWS

Dated as of May 19, 2010

     These By-Laws are made and adopted pursuant to Section 3.7 of the Limited Liability Company Agreement of Oppenheimer Master Inflation Protected Securities Fund, LLC (the “Company”), dated as of May 19, 2010 as from time to time amended (the “Agreement”). All words and terms capitalized in these By-Laws that are not otherwise defined herein shall have the meaning or meanings set forth for such words or terms in the Agreement.In the event of any inconsistency between these By-Laws and the Agreement, the Agreement shall control.

ARTICLE I

MEMBERS

     Section 1. Place of Meeting. All meetings of the Members shall be held at the principal office of the Company or at such other place as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

     Section 2. Member Meetings. (a) Meetings of the Members for any purpose or purposes may be called by the Chairman of the Board of Directors, if any, or by the President or by the Board of Directors. (b) In addition, meetings of the Members shall be called by the Board of Directors upon receipt of the request in writing signed by Members that hold in the aggregate not less than ten percent in amount of the entire number of Units issued and outstanding and entitled to vote thereat, stating that the purpose of the proposed meeting is the removal of a Director.

     Section 3. Notice of Meetings of Members. Consistent with applicable law, written or printed notice of every meeting of Members, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Member entitled to vote at such meeting by leaving the same with each Member at the Member’s residence or usual place of business or by mailing it, postage prepaid and addressed to the Member’s address as it appears upon the books of the Company. Such notice also may be delivered by such other means, for example electronic delivery, as consistent with applicable laws.

     No notice of the time, place or purpose of any meeting of Members need be given to any Member who attends in person or by proxy or to any Member who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 4. Record Dates. Consistent with applicable law, the Board of Directors may fix, in advance, a record date for the determination of Members entitled to notice of and to vote at any meeting of Members and Members entitled to receive any distribution or allotment of rights, if any, as the case may be. Only Members of record on such date shall be entitled to notice of and to vote at such meeting or to receive such distributions or rights, as the case may be.

     Section 5. Access to Member List. The Board of Directors shall make available a list of the names and addresses of all Members as recorded on the books of the Company, upon receipt of the request in writing signed by not less than ten Members of the Company (who have been such for at least six months) holding in the aggregate the lesser of (i) Units valued at $25,000 or more at current offering price (as defined in the Company's Prospectus), or (ii) one percent or more of the entire number of Units of the Company issued and outstanding; such request must state that such Members wish to communicate with other Members with a view to obtaining signatures to a request for a meeting pursuant to Section 2(b) of Article I of these By-Laws and accompanied by a form of communication to the Members. The Board of Directors may, in its discretion, satisfy its obligation under this Section 5 by either making available the Company’s list of Members (the “Member List”) to such Members at the principal offices of the Company, or at the offices of the Company's transfer agent, during regular business hours, or by mailing a copy of such Members' proposed communication and form of request, at their expense, to all other Members.

     Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of more than 50% of the Units of the Company issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the Members. If at any meeting of the Members there shall be less than a quorum present, a majority of the Members present in person or by proxy at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

     If a quorum is present but sufficient votes in favor of one or more proposals have not been received, any of the persons named as proxies or attorneys-in-fact may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to any proposal. All such adjournments will require the affirmative vote of a majority of the Units present in person or by proxy at the session of the meeting to be adjourned. A vote may be taken on one or more of the proposals prior to any such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

     Section 7. Voting and Inspectors. Consistent with applicable law, at all meetings of Members, proxies may be given by or on behalf of a Member orally or in writing or pursuant to any computerized, telephonic, or mechanical data gathering process or such other method as approved by the Board.

     All elections of Directors shall be had by a plurality of the votes cast and all other questions shall be decided by a majority of the votes cast, in each case at a duly constituted meeting, except as otherwise provided in the Agreement or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Agreement or in these By-Laws.

     At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Units entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the Units entitled to vote on such election or matter.

     Section 8. Conduct of Members’ Meetings. The meetings of the Members shall be presided over by the Chairman of the Board of Directors, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Company, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the chairman of the meeting shall appoint its secretary.

     Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Members, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

     Section 10. Action by Written Consent in Lieu of Meeting of Members. Any action required or permitted to be taken at a meeting of the Members may be taken, if so directed by the Directors, without a meeting by written action executed by Members, as of a record date specified in accordance with the By-Laws, holding not less than the minimum number of Shares that would have been necessary to take the action at a meeting, assuming that all of the Members entitled to vote on that action were present and voting at that meeting. The written action shall be effective when it has been executed by the requisite number of Members and delivered to the Secretary of the Company, unless a different effective time is provided in the written action. Such a consent may be executed and delivered by electronic means in accordance with any procedures that may be adopted by the Directors from time to time.

ARTICLE II

BOARD OF DIRECTORS

     Section 1. Number and Tenure of Office; Increase or Decrease in Number of Directors. The number and tenure of office of Directors shall be as set forth in the Agreement. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding fifteen, and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next meeting called for the purpose of electing Directors or until their successors are duly elected and qualify; the Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three but the tenure of office of any Director shall not be affected by any such decrease.

     Section 2. Place of Meetings. The Directors may hold their meetings, have one or more offices, and keep the books of the Company outside Delaware, at any office or offices of the Company or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine. One such regular meeting during each fiscal year of the Company shall be designated an annual meeting of the Board of Directors.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board of Directors, if any, the President or two or more of the Directors, by oral or telegraphic, electronic or other written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person, or to any Director who in writing executed and filed with the records of the meeting either before or after the holding thereof waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section 5. Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line, to the extent permitted by the Investment Company Act), a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

     Section 6. Executive Committee. The Board of Directors may, by the affirmative vote of a majority of the entire Board, elect from the Directors an Executive Committee to consist of such number of Directors (not less than three) as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Company (including the power to authorize the seal of the Company to be affixed to all papers which may require it) except as provided by law or by any contract or agreement to which the Company is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, and the power to make or amend the By-Laws of the Company. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

     Section 7. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. The members of such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The presence of a majority of all members of any such committee shall constitute a quorum. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, powers of any such committee, to fill vacancies, and to discharge any such committee.

     Section 8. Informal Action by and Telephone Meetings of Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent (including one sent by electronic transmission) to such action is signed by all members of the Board, or of such committee, required to take such action at an in-person meeting as the case may be. Directors or members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

     Section 9. Compensation of Directors. Directors shall be entitled to receive such compensation from the Company for their services as may from time to time be voted by the Board of Directors.

     Section 10. Dividends. Dividends or distributions, if any, payable on the Units may, but need not be, declared by specific resolution of the Board as to each dividend or distribution; in lieu of such specific resolutions, the Board may, by general resolution, determine the method of computation thereof, the method of determining the Members to which they are payable and the methods of determining whether and to which Members they are to be paid in cash or in additional Units.

ARTICLE III

OFFICERS

     Section 1. Executive Officers. The executive officers of the Company may include a Chairman of the Board of Directors, and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Chairman of the Board of Directors, if any, shall be selected from among the Directors. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

     Section 2. Term of Office. The term of office of all officers shall be until their respective successors are chosen and qualify; however, any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

     Section 3. Powers and Duties. The officers of the Company shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

ARTICLE IV

UNITS

     Section 1. Certificates of Units. Each Member of the Company may be issued a certificate or certificates for his Units, in such form as the Board of Directors may from time to time prescribe, but only if and to the extent and on the conditions described by the Board.

     Section 2. Transfer of Units. Subject to the provisions of the Agreement, Units shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Units, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Company or its agent may reasonably require; in the case of Units not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

     Section 3. Unit Ledgers. The Unit ledgers of the Company, containing the name and address of the Members and the number of Units, held by them respectively, shall be kept at the principal offices of the Company or, if the Company employs a transfer agent, at the offices of the transfer agent of the Company.

     Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Company and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE V

SEAL

     The Board of Directors may provide a suitable seal of the Company, in such form and bearing such inscriptions as it may determine.

ARTICLE VI

FISCAL YEAR

     Unless otherwise required by applicable Law, the fiscal year of the Company shall be February 1 through January 31 of each calendar year; provided that the Directors may select another fiscal year and in their discretion.

ARTICLE VII

AMENDMENT OF BY-LAWS

     The By-Laws of the Company may be altered, amended, added to or repealed by majority vote of the entire Board of Directors, and without the consent of any Member unless otherwise required by applicable Law, in which case such amendment shall require the consent of any Member or Members as provided by applicable Law.